EXHIBIT (11)

                              LIQUI-BOX CORPORATION
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                               Thirteen Weeks Ended           Thirty-nine Weeks Ended
                                                          -----------------------------    ------------------------------
                                                          September 27,   September 28,    September 27,    September 28,
                                                              1997            1996              1997            1996
                                                          -----------      ------------    -------------    -------------
Primary:


Weighted average number of common
   shares outstanding                                       5,664,173       5,913,503        5,743,251        5,995,549


Net effect of dilutive stock options--
   based on treasury stock method
   using average market price.                                219,607         144,528          199,411          163,437
                                                           ----------      ----------      -----------      -----------


Weighted average common and
   common equivalent shares                                 5,883,780       6,058,031        5,942,662        6,158,986
                                                           ==========      ==========      ===========      ===========



Net Income                                                 $5,108,000      $4,738,000      $13,059,000      $12,408,000


Earnings per common and
   common equivalent share                                 $     0.87      $     0.78      $      2.20      $      2.01
                                                           ==========      ==========      ===========      ===========



Fully Diluted:


Weighted average number of common
   shares outstanding                                       5,664,173       5,913,503        5,743,251        5,995,549


Net effect of dilutive stock options--
   based on treasury stock method
   using the quarter-end market price
   if higher than average market price.                       247,702         159,471          211,803          168,418
                                                           ----------      ----------      -----------      -----------


Fully Diluted Shares                                        5,911,875       6,072,974        5,955,054        6,163,967
                                                           ==========      ==========      ===========      ===========




Net Income                                                 $5,108,000      $4,738,000      $13,059,000      $12,408,000


Earnings per common and
   common equivalent share                                 $     0.86      $     0.78      $      2.19      $      2.01
                                                           ==========      ==========      ===========      ===========

